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                                                                     EXHIBIT 5.1
                                 Ater Wynne LLP
                           222 SW Columbia, Suite 1800
                             Portland, Oregon 97201
                              503-226-1191 (Phone)
                               503-226-0079 (fax)

                                 April 5, 2000


Board of Directors
Pixelworks, Inc.
7700 SW Mohawk Street
Tualatin, OR 97062

         Re:      Pixelworks, Inc.

Gentlemen:

         In connection with the public offering of up to 6,612,500 shares of common stock, par value $0.001 per share of Pixelworks, Inc., an Oregon corporation (the "Company"), under the Registration Statement on Form S-1, SEC File No. 333-31134 (the "Registration Statement"), and the proposed sale of the common stock pursuant to the terms of an underwriting agreement to be entered into by and among the Company and Salomon Smith Barney, Deutsche Banc Alex Brown, SG Cowen and E*Offering, as representatives of the several underwriters, we have examined such corporate records, certificates of public officials and officers of the Company and other documents as we have considered necessary or proper for the purpose of this opinion.

         Based on the foregoing and having regard to legal issues which we deem relevant, it is our opinion that the shares of common stock being registered under the Registration Statement to be issued and sold pursuant to the underwriting agreement, when such shares have been delivered against payment therefor as contemplated by the underwriting agreement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required to be filed pursuant to
Section 7 of the Securities Act of 1933, as amended, or the rules thereunder.

                                Very truly yours,

                               /s/ Ater Wynne LLP

                                 ATER WYNNE LLP